Exhibit 5.1

December 22, 2004

Valley Commerce Bancorp
200 South Court Street
Visalia, CA  92391

Attention:   Donald A. Gilles
             President and Chief Executive Officer

Registration Statement on Form SB-2 of Valley Commerce Bancorp

Ladies and Gentlemen:

We have acted as counsel to Valley Commerce Bancorp, a California corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares (the "Shares") of the Company's Common Stock, no par value, pursuant to the Registration Statement on Form SB-2 (Registration No. 333-118883) originally filed by the Company with the Securities and Exchange Commission on Septebmber 9, 2004 as amended October 27, 2004 and as further amended on or around the date of this opinion (the "Registration Statement").

As counsel to the Company, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents, agreements or other instruments of the Company as we have deemed necessary or advisable for purposes of this opinion, including, without limitation, the documents listed below:

A. The Articles of Incorporation of the Company, certified by the California Secretary of State on October 28, 2004.

B. The Certificate of Status of Domestic Corporation of the Company, issued by the California Secretary of State on Novemeber 3, 2004.

C. The By-Laws of the Company, certified by the Assistant Secretary of the Company on December 22, 2004.

D. Records of proceedings and actions of the Board of Directors of the Company, certified by the Assistant Secretary of the Company on December 22, 2004 (the "Resolutions").


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Valley Commerce Bancorp
December 22, 2004
Page 2

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

This opinion is limited solely to the California General Corporation Law, as applied by courts located in California, and the reported judicial decisions interpreting the California General Corporation Law.

Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, upon issuance of the Shares and payment therefor in accordance with the terms of the Resolutions, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any further registration statement to be filed pursuant to Rule 462(b) under the Securities Act with respect to the Shares, and to the reference to this firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Bingham McCutchen LLP

BINGHAM McCUTCHEN LLP